Exhibit (99)
TARP Certification
I, Louis E. Prezeau, the President and Chief Executive Officer of City National Bancshares Corporation, certify based on my knowledge, that:
     (i) The compensation committee of City National Bancshares Corporation and its subsidiaries (collectively, the “Company”) has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to the Company;
     (ii) The compensation committee of the Company has identified and limited during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company and identified any features in the employee compensation plans that pose risks to the Company and limited those features to ensure that the Company is not unnecessarily exposed to risks;
     (iii) The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee and has limited those features;
     (iv) The compensation committee of the Company will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
     (v) The compensation committee of the Company will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in
     (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;
     (B) Employee compensation plans that unnecessarily expose the Company to risks; and
     (C) Employee compensation plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;
     (vi) The Company has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOS and twenty next most highly compensated employees be subject to a recovery or “clawback” provisions during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
     (vii) The Company has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (viii) The Company has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (ix) The board of directors of the Company has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provide this policy to Treasury and its primary regulatory agency, and the Company and its employees have complied with this policy during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury of June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;
     (x) The Company will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

     (xi) The Company will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceed $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);
     (xii) The Company will disclose whether the Company, the board of directors of the Company, or the compensation committee of the Company has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
     (xiii) The Company has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xiv) The Company has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the Company and Treasury, including any amendments;
     (xv) The following employees are the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation starting with the greatest amount; [Louis E. Prezeau, President and CEO and the most highly-compensated employee, Stanley M. Weeks, Executive Vice President, Edward R. Wright, Senior Vice President and Chief Financial Officer and Raul L. Oseguera, Senior Vice President MIS, all employed by City National Bank of New Jersey, and
     (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both (See, for example, 18 USC 1001).

Date: May 17, 2010	/s/ Louis E. Prezeau
Louis E. Prezeau, President and Chief Executive Officer

Exhibit (99)
TARP Certification
I, Edward R. Wright, Senior Vice President and Chief Financial Officer of City National Bancshares Corporation, certify based on my knowledge, that:
     (i) The compensation committee of City National Bancshares Corporation and its subsidiaries (collectively, the “Company”) has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to the Company;
     (ii) The compensation committee of the Company has identified and limited during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company and identified any features in the employee compensation plans that pose risks to the Company and limited those features to ensure that the Company is not unnecessarily exposed to risks;
     (iii) The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee and has limited those features;
     (iv) The compensation committee of the Company will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
     (v) The compensation committee of the Company will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in
     (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;

     (B) Employee compensation plans that unnecessarily expose the Company to risks; and
     (C) Employee compensation plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;
     (vi) The Company has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOS and twenty next most highly compensated employees be subject to a recovery or “clawback” provisions during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
     (vii) The Company has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (viii) The Company has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (ix) The board of directors of the Company has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provide this policy to Treasury and its primary regulatory agency, and the Company and its employees have complied with this policy during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury of June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;
     (x) The Company will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xi) The Company will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceed $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);
     (xii) The Company will disclose whether the Company, the board of directors of the Company, or the compensation committee of the Company has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
     (xiii) The Company has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xiv) The Company has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the Company and Treasury, including any amendments;
     (xv) The following employees are the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation starting with the greatest amount; Louis E. Prezeau, President and CEO and the most highly-compensated employee, Stanley M. Weeks, Executive Vice President, Edward R. Wright, Senior Vice President and Chief Financial Officer and Raul L. Oseguera, Senior Vice President MIS, all employed by City National Bank of New Jersey, and
     (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both (See, for example, 18 USC 1001).

Date: May 17, 2010	/s/ Edward R. Wright
Edward R. Wright, Senior Vice President and Chief Financial Officer